Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Dragonfly Energy Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (3)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share (2)	457(o)	-	-	$28,750,000	0.00011020	$3,168.25
Fees Previously Paid	Other	Warrants to purchase Common Stock (4)	457(g)	-	-	-	-	$0.00
Fees to Be Paid	Equity	Common Stock par value $0.0001 per share, underlying Warrants (1)	457(o)	-	-	$28,750,000	0.00011020	$3,168.25
Fees to Be paid	Other	Underwriters’ Warrants to purchase Common Stock(4)	457(g)	-	-	-	-	$0.00
Fees to Be Paid	Equity	Common Stock par value $0.0001 per share, underlying Underwriter Warrants (5)	457(o)	-	-	$1,796,875.00	0.00011020	$198.02
	Total Offering Amounts					$59,296,875.00		$6,534.52
	Total Fees Previously Paid							3,168.25
	Net Fee Due							$3,366.27

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes the aggregate offering price of the additional shares of common stock that the underwriter has the option to purchase to cover over-allotments.

(3)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriters’ warrants by assuming that such warrants are exercisable at a price per share equal to 125% of the price per share sold in this offering.